Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S‑8 No. 333‑193255) pertaining to The Container Store Group, Inc. 2012 Stock Option Plan,

(2)Registration Statement (Form S-8 No. 333-192067) pertaining to The Container Store Group, Inc. 2013 Incentive Award Plan,

(3)  Registration Statement (Form S-8 No. 333-226522) pertaining to The Container Store Group, Inc. Amended and Restated 2013 Incentive Award Plan, and

(4) Registration Statement (Form S-3/A No. 333-225785) of The Container Store Group, Inc.,

of our report dated May 30, 2019, with respect to the consolidated financial statements and schedule of The Container Store Group, Inc. and the effectiveness of internal control over financial reporting of The Container Store Group, Inc. included in this Annual Report on Form 10‑K of The Container Store Group, Inc. for the year ended March 30, 2019.

/s/ Ernst and Young LLP
Dallas, Texas
May 30, 2019